UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2017

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement

On September 9, 2017, Achillion Pharmaceuticals, Inc. (the “Company”) received notice from Janssen Pharmaceuticals, Inc. (“Janssen”) of Janssen’s termination, effective as of November 8, 2017, of the Collaboration and License Agreement between the Company and Janssen dated May 19, 2015, as amended (the “Collaboration Agreement”).

Under the terms of the Collaboration Agreement, the Company granted Janssen exclusive worldwide rights to develop and commercialize products that contained one or more of the Company’s drug candidates for the treatment of chronic hepatitis C virus, (“HCV”), namely odalasvir, a second-generation NS5A inhibitor, ACH-3422, a NS5B HCV polymerase inhibitor, and sovaprevir, a NS3/4A HCV protease inhibitor. In May 2015, the Company also entered into a parallel transaction with Janssen’s affiliate, JJDC, Inc. (“JJDC”) pursuant to which JJDC purchased 18,367,346 shares (the “Shares”) of the Company’s common stock at a price of $12.25 per share, for an aggregate purchase price of $225.0 million. In connection with the purchase of the Shares, the Company and JJDC also entered into an investor agreement (the “Investor Agreement”) on July 1, 2015 governing specified rights and obligations of JJDC with respect to its ownership of the Shares.

Under the terms of the Collaboration Agreement, the Company earned a $15.0 million clinical milestone payment in December 2016 and would have been eligible to receive (1) up to an additional $100.0 million of clinical milestone payments based upon the achievement of clinical enrollment and dosing in a phase III study, (2) up to an additional $290.0 million of milestone payments based upon regulatory approvals and first commercial sale in specified territories, the majority of which related to regulatory approval and the first commercial sale in the United States, and (3) up to an additional $500.0 million of milestone payments based upon achieving worldwide sales targets. The Company would also have been eligible to receive royalties on worldwide annual net sales of licensed products, if any, at tiered royalty rate percentages beginning in the mid-teens and rising to the low-twenties, subject to customary reductions. The royalty term was determined on a licensed-product-by-licensed-product and country-by-country basis and was to begin on the first commercial sale of a licensed product in a country and end on the expiration of the last to expire of specified patents or regulatory exclusivity covering such licensed product in such country or, with a customary royalty reduction, ten years after such first commercial sale if there was no such exclusivity. Janssen was to bear the future costs of worldwide development and commercialization of licensed products.

Pursuant to the terms of the Investor Agreement, which remains in effect following the termination of the Collaboration Agreement, the Shares were subject to a lock-up restriction, voting covenants and a standstill agreement, each of which expired on July 1, 2016. In February 2017, the Company entered into an agreement with JJDC (the “Lock-Up Agreement”) pursuant to which the Shares became subject to a new lock-up restriction, which expires on the earlier of January 31, 2018, or the date that is sixty days after the first public announcement of top-line clinical results from Janssen’s phase IIb OMEGA-1 clinical trial of JNJ-4178, a three drug combination for the treatment of HCV which contained odalasvir, one of the HCV drug candidates the Company had licensed to Janssen under the Collaboration Agreement. In addition, until July 1, 2023, JJDC has the right to require, under specified conditions, that the Company file a registration statement in order to register all or a portion of the Shares. The Company will not be required to effect more than two such demand registrations for JJDC in the aggregate and is not required to effect more than one such demand registration in any 12-month period. The Company has also agreed to provide JJDC with certain “piggyback” registration rights such that at any time prior to July 1, 2023, subject to specified conditions, whenever the Company proposes to register shares of its common stock for its account, JJDC will have the right to include some or all of its Shares in such registration. The Investor Agreement also contains other customary terms and conditions of the parties with respect to the registration of the Shares.

Janssen terminated the Collaboration Agreement under section 14.6 of the Collaboration Agreement, which allows for unilateral termination at Janssen’s discretion upon 60 days’ written notice to the Company at any time prior to the submission of the first application for marketing approval for a licensed product in any of the major market countries specified in the Collaboration Agreement. Pursuant to its notice of termination, Janssen informed the Company that with an increasing number of effective therapies addressing medical need in hepatitis C, Janssen had made a strategic decision to discontinue the development of JNJ-4178.. Following the termination, all licenses granted by either party to the other under the Collaboration Agreement terminate, except to the extent necessary to allow either party to perform any obligations or exercise rights that survive the termination. In addition, the Collaboration Agreement provides that the Company and Janssen will coordinate in good faith to wind down development and manufacturing activities under the Collaboration Agreement.

The foregoing description of the material terms of the Collaboration Agreement is qualified in its entirety by the terms of the Collaboration Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015. The foregoing description of the material terms of the Investor Agreement is qualified in its entirety by the terms of the Investor Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2015, filed with the Securities and Exchange Commission on August 10, 2015. The foregoing description of the material terms of the Lock-Up Agreement is qualified in its entirety by the terms of the Lock-Up Agreement, which the Company filed as an exhibit to its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2017, filed with the Securities and Exchange Commission on May 4, 2017.

Item 8.01. Other Events.

On September 11, 2017, the Company issued a press release announcing Janssen’s termination of the Collaboration Agreement described in Item 1.02 of this Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1     Press Release issued by Achillion Pharmaceuticals, Inc. dated September 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: September 11, 2017	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Achillion Pharmaceuticals, Inc. dated September 11, 2017.